POWER OF ATTORNEY

               KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Thomas A. Landshof and Craig Schkade and each of them, each with full power to act without the other, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming that each of said attorneys-in-fact and agents or his substitutes may lawfully do or cause to be done by virtue hereof.

               Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates included:


          Signature                Capacity                          Date

          /s/ Thomas A. Landshof   President and Chief      August 8, 1995
          Thomas A. Landshof       Executive Officer


          /s/ Craig Schkade        Chief Financial Officer  August 8, 1995
          Craig Schkade            and Treasurer (Principal
                                   Financial and Accounting Officer)


          /s/ William B. Hayes     Chairman of the Board    August 8, 1995
          William B. Hayes


          /s/ Robert J. Cresci     Director                 August 8, 1995
          Robert J. Cresci


          /s/ Kevin S. Moore       Director                 August 8, 1995
          Kevin S. Moore


          /s/ Michael A. Nicolais  Director                 August 8, 1995
          Michael A. Nicolais


          /s/ Bernard A. Paulson   Director                 August 8, 1995
          Bernard A. Paulson
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